Exhibit 99.1

FOR IMMEDIATE RELEASE

For press inquiries:	For investor inquiries:
Katie Brazel	CG Capital
for Alimera Sciences	for Alimera Sciences
404-317-8361	877-889-1972
kbrazel@bellsouth.net	investorrelations@cg.capital

Alimera Sciences Affirms Record 2018 Revenues
Anticipates 2018 GAAP Net Revenue in Excess of $45 Million

ATLANTA, January 7, 2019– Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a leader in the commercialization and development of prescription ophthalmic pharmaceuticals, today affirmed that it expects record annual 2018 and fourth quarter 2018 revenues, with 2018 GAAP net revenue in excess of $45 million and fourth quarter 2018 GAAP net revenue in excess of $13 million. Additionally, Alimera anticipates reporting positive adjusted EBITDA for the three months ended December 31, 2018. In making this announcement, Alimera confirmed the previous estimates in its Current Report on Form 8-K dated December 4, 2018.

“We are pleased with ILUVIEN’s accelerated growth during 2018,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “We look forward to sharing further details in our upcoming earnings call to be scheduled in mid-February.”

About Alimera Sciences, Inc.
www.alimerasciences.com
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and will affect millions of people in our aging populations. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measure
Adjusted EBITDA, a non-GAAP financial measure, is earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains and losses from the change in the fair value of derivative warrant liability, certain one-time non-cash accrued expenses and losses on extinguishment of debt. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA is a useful measure in evaluating Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Adjusted EBITDA, as presented, may not be comparable to a similarly titled measure reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, it is not necessarily an accurate measure of comparison between companies. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure. To compensate for these limitations, Alimera will present its non-GAAP financial results in connection with its GAAP results when Alimera reports its results for the fourth quarter of 2018 and the full 2018 year. Alimera will encourage investors to review the reconciliation of each of its non-GAAP financial measures to its most directly comparable GAAP financial measure.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expected 2018 GAAP net revenue, fourth quarter 2018 GAAP net revenue and fourth quarter 2018 Adjusted EBITDA. These forward-looking statements are based on current expectations and involve inherent risks and uncertainties and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, (a) unexpected accounting adjustments or other unexpected circumstances and (b) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2017 and Alimera’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov.
Besides the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors could affect Alimera’s the results anticipated in the forward-looking statements. There can be no assurance that these results will be achieved as expected. The forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. The forward-looking statements in this press release speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.